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                                                       Registration Nos. 2-98326
                                                                        811-4323

                                   EX-99.1(D)
   AMENDMENT NO. 10 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
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                            NEW ENGLAND FUNDS TRUST I

   AMENDMENT NO. 10 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         The undersigned, being at least a majority of the Trustees of New England Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, as follows:

         1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby established and designated: (1) New England Government Securities Fund, (2) New England Growth Fund, (3) New England Balanced Fund, (4) New England Value Fund,
         (5) New England Bond Income Fund, (6) New England Municipal Income
         Fund, (7) New England International Equity Fund, (8) New England
         Capital Growth Fund, (9) New England Star Advisers Fund, (10) New England Strategic Income Fund, (11) New England Star Worldwide Fund and
         (12) New England Star Small Cap Fund; and the following Series shall be, and are hereby, designated Multi-Class Series: New England Government Securities Fund, New England Growth Fund, New England Balanced Fund, New England Value Fund, New England Bond Income Fund,
         New England Municipal Income Fund, New England International Equity Fund, New England Capital Growth Fund, New England Star Advisers Fund, New England Strategic Income Fund, New England Star Worldwide Fund and New England Star Small Cap Fund.
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         IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the day of October, 1996.


/S/GRAHAM T. ALLISON, JR.
------------------------------
Graham T. Allison, Jr.


/S/SANDRA O. MOOSE
------------------------------
Sandra O. Moose


/S/PETER S. VOSS
------------------------------
Peter S. Voss


/S/DANIEL M. CAIN
------------------------------
Daniel M. Cain

/S/KENNETH J. COWAN
------------------------------
Kenneth J. Cowan


/S/HENRY L.P. SCHMELZER
------------------------------
Henry L.P. Schmelzer


/S/JOHN A. SHANE
------------------------------
John A. Shane


/S/PENDLETON P. WHITE
------------------------------
Pendleton P. White


/S/RICHARD DARMAN
------------------------------
Richard Darman